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                                                                    Exhibit 10.7

                               JOINDER AGREEMENT
                               -----------------

     This Joinder Agreement is dated as of July 31, 1997, by and between Wilsons International Inc., a Minnesota corporation ("New Store Guarantor"), and General Electric Capital Corporation, a New York corporation ("Agent").

     WHEREAS, Agent, certain Lenders signatory thereto, Wilsons Leather Holdings, Inc., a Minnesota corporation ("Borrower") and certain Loan Parties that are Affiliates of Borrower are parties to a Credit Agreement dated as of May 25, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Credit Parties, including Borrower and certain Store Guarantors entered into a Security Agreement with Agent dated as of May 25, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, certain Credit Parties, designated as Store Guarantors, entered into a Store Guarantors' Guaranty dated as of May 25, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Store Guarantors' Guaranty"), a copy of which is attached hereto as Exhibit B;

     WHEREAS, New Store Guarantor was incorporated after May 25, 1996 for the purpose of holding the Stock of Foreign Subsidiaries;

     WHEREAS, under the terms of the Credit Agreement and the other Loan Documents, Subsidiaries of Parent are required to guarantee the Obligations of Borrower and grant a security interest in their assets as collateral therefor; and

     WHEREAS, the New Store Guarantor derives direct and indirect benefits from the Loans and other financial accommodations provided by Agent and Lenders to Borrower;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Joinder in Guaranty. The New Store Guarantor guarantees payment and performance of the Obligations in accordance with the terms of the Store Guarantors' Guaranty, which is incorporated herein by reference.

     2. Joinder in Security Agreement. The New Store Guarantor hereby grants to Agent for the benefit of Lenders a security interest in all Collateral in which it has an interest, whether now owned or hereafter arising, in accordance with the terms of the Security Agreement, which is incorporated herein by reference.


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     3.  General.  The New Store Guarantor agrees to comply with and be bound by the terms of the Store Guarantors' Guaranty and the Security Agreement as fully as if it had been a signatory thereto on the date that such documents were originally executed and delivered by the other Credit Parties that are parties thereto.

     4. Defined Terms. Except as otherwise defined herein, all defined terms herein shall have the respective meanings ascribed thereto in Schedule A to the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date set forth above.


                                 GENERAL ELECTRIC CAPITAL CORPORATION


                                 By:    /s/  Trevor Clark
                                     ---------------------------------
                                 Title:   Duly Authorized Signatory
                                        ------------------------------




                                 WILSONS INTERNATIONAL INC.


                                 By:    /s/  David L. Rogers
                                     ---------------------------------
                                 Title:   President
                                        ------------------------------




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